     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 1995
                                                            REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ---------------------------
                              MEGATEST CORPORATION
                    (Exact name of Registrant in its charter)
                          ---------------------------

      DELAWARE                                                 94-2422195
(State of incorporation)                                   (I.R.S. Employer
                                                         Identification Number)

                             1321 RIDDER PARK DRIVE
                           SAN JOSE, CALIFORNIA 95131
    (Address, including zip code of Registrant's principal executive offices)

                          ---------------------------

                             1990 STOCK OPTION PLAN
                           DIRECTOR STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                             (Full titles of Plans)

                          ---------------------------

                                 JOHN E. HALTER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              MEGATEST CORPORATION
                             1321 RIDDER PARK DRIVE
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 437-9700
 (Name, address and telephone number, including area code, of agent for service)

                          ---------------------------

                                    Copy to:
                              HARRY K. PLANT, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (415) 493-9300

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                            Proposed           Proposed
                                                                            Maximum            Maximum           Amount of
         Title of Each Class of                  Amount to be            Offering Price       Aggregate         Registration
      Securities to be Registered                 Registered               Per Share        Offering Price          Fee
- ----------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.001 par value:
   1990 Stock Option Plan  . . . . .            1,250,000 shares(1)       $8.7500(2)       $10,937,500(2)       $3,772
   Director Stock Option Plan  . . .               50,000 shares           8.7500(2)           437,500(2)          151
   Employee Stock Purchase Plan  . .              500,000 shares           7.4375(3)           371,875(3)        1,283
                                                  =======                                                       ======
         TOTAL   . . . . . . . . . .            1,800,000 shares                                                $5,206
============================================================================================================================


(1) Excludes all shares previously registered under Registrant's 1990 Stock Option Plan on Form S-8 Registration Statement No. 33-39912.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on April 19, 1995.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) based on 85% of the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on April 19, 1995.

================================================================================

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission by Megatest Corporation (the "Company") are hereby incorporated by reference:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1994, filed pursuant to
                          Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1994 and February 28, 1995, filed pursuant to Section 13(a) of the Exchange Act.

                 (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed with the Commission on April 15, 1993 pursuant to Section 12(g) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

         The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or other company or enterprise to which the person provides services at the request of the Company. The Company also maintains insurance for the benefit of its directors and executive officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS


                 Exhibit
                 Number                    Description
                 -------          -----------------------------------------------------------------------
                 4.1              1990 Stock Option Plan, as amended January 12, 1995.

                 4.2*             Forms of Incentive and Nonstatutory Stock Option Agreements
                                  under the 1990 Stock Option Plan.

                 4.3*             Director Stock Option Plan and form of Option Agreement.

                 4.4*             Employee Stock Purchase Plan and form of Subscription Agreement.

                 5.1              Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation,
                                  as to legality of securities being registered.

                 23.1             Consent of Independent Accountants.

                 23.2             Independent Auditors' Consent.

                 23.3             Consent of Counsel (contained in Exhibit 5.1 hereto).

                 24.1             Power of Attorney (see page II-4).

- --------------------------
* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (No. 33-60686).

ITEM 9.  UNDERTAKINGS

         (a)     The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, Indemnification Agreements entered into between the Company and its officers and directors, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Megatest Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 31, 1995.

                                   MEGATEST CORPORATION

                                   By:  /s/John E. Halter
                                        ----------------------------------------
                                           John E. Halter
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Halter and Paul W. Emery, II, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                        Title                                Date
                 ---------                        -----                                ----
/s/John E. Halter                         Chairman, President and                  March 31, 1995
- ------------------------------            Chief Executive Officer
  (John E. Halter)                     (Principal Executive Officer)



/s/Paul W. Emery, II                   Vice President of Finance and               March 31, 1995
- ------------------------------           Chief Financial Officer
  (Paul W. Emery, II)           (Principal Financial and Accounting Officer)


/s/James W. Bagley                               Director                          March 31, 1995
- ------------------------------
  (James W. Bagley)


/s/Stephen J. Bisset                             Director                          March 31, 1995
- ------------------------------
  (Stephen J. Bisset)



/s/Winston H. Chen                               Director                          March 31, 1995
- ------------------------------
  (Winston H. Chen)

/s/David Hodges                                  Director                          March 31, 1995
- ------------------------------
  (David Hodges)

/s/Steven J. Sharp                               Director                          March 31, 1995
- ------------------------------
  (Steven J. Sharp)

                                INDEX TO EXHIBITS

Exhibit
Number                        Description
- ---------------------------------------------------------------------------------------------
  4.1                1990 Stock Option Plan, as amended January 12,1995.

  4.2* Forms of Incentive and Nonstatutory Stock Option Agreements under the 1990 Stock Option Plan.

  4.3*               Director Stock Option Plan and form of Option Agreement.

  4.4*               Employee Stock Purchase Plan and form of Subscription Agreement.

  5.1                Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation,
                     as to legality of securities being registered.

 23.1                Consent of Independent Accountants.

 23.2                Independent Auditors' Consent.

 23.3                Consent of Counsel (contained in Exhibit 5.1 hereto).

 24.1                Power of Attorney (see page II-4).

- --------------
* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (No. 33-60686).